Exhibit 99.1

Xerium Takes Advantage of Brazilian Tax Amnesty Opportunity

Youngsville, N.C. August 20, 2014 (GLOBE NEWSWIRE) - Xerium Technologies, Inc. (NYSE: XRM), a leading global provider of industrial consumable products and services, today announced that it has joined a tax amnesty program in Brazil in order to settle its outstanding Brazilian tax litigation matter. Taking part in the amnesty program will result in a tax charge during the third quarter of approximately $25.1 million, or approximately $(1.63) per share (subject to currency exchange rates), which is below the range the company previously disclosed in its most recent earnings release and its quarterly report on Form 10-Q for the quarter ended June 30, 2014. The amount of the tax charge represents the settlement of the company’s open tax assessment and the cost to settle the unassessed tax years of 2011 to the present. The tax charge will not impact the company’s third quarter or full year Adjusted EBITDA figure.

Executive Vice President and Chief Financial Officer Clifford E. Pietrafitta said, “The company still believes the transactions that resulted in this tax assessment were executed legally and that we had a strong case. However, given the uncertainty inherent in litigation, particularly the length of time this case could have lingered in the Brazilian courts and the very real cost associated with continuing to fight it, we felt this option represented the best opportunity in the foreseeable future to mitigate our risk and to put this issue behind us.”

Xerium financed the settlement through a draw of an additional $30 million of debt financing under the accordion feature of its term loan credit facility.

ABOUT XERIUM TECHNOLOGIES

Xerium Technologies, Inc. (NYSE:XRM) is a leading global provider of industrial consumable products and services. Xerium, which operates around the world under a variety of brand names, utilizes a broad portfolio of patented and proprietary technologies to provide customers with tailored solutions and products integral to production, all designed to optimize performance and reduce operational costs. With 27 manufacturing facilities in 12 countries around the world, Xerium has approximately 3,200 employees.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding our full year Adjusted EBITDA performance and the ultimate charge we will take for our Brazilian tax litigation matter. Forward-looking statements are not guarantees of future performance, and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by us, as well as from risks and uncertainties beyond our control. These risks and uncertainties include the following items: (1) we may not realize the Adjusted EBITDA performance we are projecting (2) our expected sales performance and our backlog of sales may not be fully realized; (3) our cost reduction efforts, including our restructuring activities, may not have the positive impacts we anticipate; (4) we are subject to execution risk related to the startup of our proposed new facilities in China and Turkey; (5) our plans to develop and market new products, enhance operational efficiencies and reduce costs may not be successful; (6) market improvement in our industry may occur more slowly than we anticipate, may stall or may not occur at all; (7) variations in demand for our products, including our new products, could negatively affect our revenues and profitability; (8) our manufacturing facilities may be required to quickly increase or decrease production, which could negatively affect our production facilities, customer order lead time, product quality, labor relations or gross margin; and (9) the other risks and uncertainties discussed elsewhere in this press release, our Form 10-K for the year ended December 31, 2013 filed on March 4, 2014 and our other SEC filings. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this press release reflects our current views with respect to future events. Except as required by law, we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise. As discussed above, we are subject to substantial risks and uncertainties related to current economic conditions, and we encourage investors to refer to our SEC filings for additional information. Copies of these filings are available from the SEC and in the investor relations section of our website at www.xerium.com.

Phillip B. Kennedy
Investor Relations
919-526-1444
IR@xerium.com

Source: Xerium Technologies, Inc.